                                                                    EXHIBIT 10.4

                         CYPRESS COMMUNICATIONS, INC.

                          THIRD AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT

                             Dated effective as of

                                October 8, 1999

                               TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS...............................................  1

ARTICLE II REGISTRATION RIGHTS..............................................  5
     2.1  Demand Registrations..............................................  5
     2.2  Piggyback Registrations...........................................  7
     2.3  Expenses of Registration..........................................  8
     2.4  Registration Procedures...........................................  8
     2.5  Indemnification...................................................  9
     2.6  Other Obligations................................................. 12
     2.7  Certain Information............................................... 12
     2.8  Termination of Registration Rights................................ 12

ARTICLE III RESTRICTIONS ON TRANSFER........................................ 13
     3.1  Transfer of Shares of Common Stock................................ 13
     3.2  Rights of First Refusal - Founding Stock.......................... 13
     3.3  Right of First Offer - Investor Stock............................. 14
     3.4  Participation Rights.............................................. 15
     3.5  Exempt Transactions............................................... 15
     3.6  Management Holder Put Rights...................................... 16

ARTICLE IV SUBSEQUENT OFFERINGS............................................. 17
     4.1  Right of First Refusal............................................ 17
     4.2  Notice of Election................................................ 18
     4.3  Participation..................................................... 18

ARTICLE V COVENANTS OF THE COMPANY.......................................... 19
     5.1  Basic Financial Information....................................... 19
     5.2  Additional Information Rights..................................... 19
     5.3  Prompt Payment of Taxes, Etc...................................... 20
     5.4  Maintenance of Properties and Leases.............................. 21
     5.5  Insurance......................................................... 21
     5.6  Accounts and Records.............................................. 21
     5.7  Independent Accountants........................................... 21
     5.8  Compliance with Laws.............................................. 21
     5.9  Maintenance of Corporate Existence, Etc........................... 21

ARTICLE VI CORPORATE GOVERNANCE............................................. 22
     6.1  Board of Directors................................................ 22
     6.2  Meetings of the Board............................................. 23
     6.3  Committees........................................................ 23
     6.4  Reimbursement of Expenses......................................... 24
     6.5  Observation Rights................................................ 24

ARTICLE VII MISCELLANEOUS................................................... 24
     7.1  Governing Law..................................................... 24

     7.2  Successors and Assigns............................................ 24
     7.3  Entire Agreement: Amendment and Waiver............................ 24
     7.4  Notices, Etc...................................................... 25
     7.5  Delays or Omissions............................................... 25
     7.6  Severability...................................................... 25
     7.7  Counterparts...................................................... 26
     7.8  Termination....................................................... 26
     7.9  Specific Enforcement.............................................. 26

                          THIRD AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT


     This Third Amended and Restated Stockholders Agreement (this "Agreement") dated effective as of October 8, 1999, is by and among CYPRESS COMMUNICATIONS, INC., a Delaware corporation (the "Company"), CENTENNIAL FUND V, L.P., a Delaware limited partnership ("Centennial"), CENTENNIAL ENTREPRENEURS FUND V, L.P., a Delaware limited partnership ("Entrepreneurs Fund"), ALTA COMMUNICATIONS VI, L.P., a Delaware limited partnership ("Alta"), ALTA-COMM S BY S, LLC, a Massachusetts limited liability company ("Alta-Comm"), BUILDING COMMUNICATIONS LLC, a Delaware limited liability company ("Building Communications"), TENANT COMMUNICATIONS, INC., a Massachusetts corporation ("Tenant Communications"), INVESTOR COMMUNICATIONS, LLC, a Delaware limited liability company ("ICL"), NAS PARTNERS L.L.C., a Delaware limited liability company ("NAS"), NASSAU CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("Nassau"), TRANSWESTERN COMMERCIAL SERVICES, L.L.C., a Delaware limited liability company ("Transwestern"), GRAMMERCY CYPRESS LLC, a Delaware limited liability company ("Grammercy"), CYCOM INVESTMENT, L.L.C., a Delaware limited liability company ("Cycom"), AEW PARTNERS III, L.P., a Delaware limited partnership ("AEW") (NAS, Nassau, Transwestern, Grammercy, Cycom and AEW are collectively referred to herein as the "New Investors"), and the founding and other stockholders of the Company (the "Founding Stockholders") identified on the signature pages hereto or that have otherwise agreed to be bound by the provisions hereof. Centennial, Entrepreneurs Fund, Alta, Alta-Comm, Building Communications, Tenant Communications, ICL, NAS, Nassau, Transwestern, Grammercy, Cycom, and AEW are collectively referred to herein as the "Investors." The Investors and the Founding Stockholders are referred to collectively herein as the "Stockholders."

     Certain of the Stockholders and the Company entered into a Second Amended and Restated Stockholders Agreement, dated as of September 30, 1998, as amended (the "Prior Agreement"). In connection with the sale of the Company's Series C Preferred Stock and Series C-1 Preferred Stock pursuant to the terms of the Series C Preferred and Series C-1 Preferred Stock Purchase Agreement of even date herewith (together with the Exhibits and Schedules attached thereto, the "Series C and Series C-1 Purchase Agreement"), the Company and each of the Founders and the Investors desire to enter into this Agreement to replace the Prior Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

        1.1 "Affiliate" shall mean affiliate as defined in Rule 12b-2 of the regulations promulgated under the Exchange Act.

        1.2 "Cause" shall mean a Management Holder's refusal or failure to perform his obligations under this Agreement; acts or omissions by such Management Holder constituting gross neglect or dereliction of duties with respect to the Company; fraud; dishonesty in connection with any dealings with the Board of Directors of the Company; dishonesty that is materially injurious to the Company or any Investor; a felony; or willful or repeated failure to follow the reasonable instructions of the Board of Directors of the Company.

        1.3 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        1.4 "Common Stock" shall mean the Company's Common Stock, $.001 par value per share.

        1.5 "Exchange Act" shall mean the Securities Exchange Act of 1934 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

        1.6 "Founding Stock" shall mean (i) shares of Common Stock, including Reserved Employee Stock, that are owned by any Founding Stockholder or any Permitted Transferee thereof, (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any stock, warrants, options or other securities of the Company owned by any Founding Stockholder or any Permitted Transferee; and (iii) shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above; provided, however, that "Founding Stock" shall not include shares of Common Stock issued or issuable upon the conversion or exercise of Senior Preferred Stock or Common Stock issued as a dividend or other distribution with respect to or in exchange for Senior Preferred Stock.

        1.7 "Fully Diluted Basis" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable in respect of the conversion of any stock, including any Senior Preferred Stock or securities convertible into shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining net income per share.

        1.8 "Initiating Holders" shall mean (i) collectively, Centennial and Entrepreneurs Fund and their transferees permitted under this Agreement, (ii) collectively, Alta and Alta-Comm and their transferees permitted under this Agreement, (iii) collectively, Building Communications, Tenant Communications and ICL, (iv) collectively, NAS and Nassau, and their transferees permitted under this Agreement, (v) collectively, Grammercy and its transferees permitted under this Agreement, (vi) collectively, AEW and its transferees permitted under this Agreement, (vii) collectively, Cycom and its transferees permitted under this Agreement, (viii) collectively, Transwestern and its transferees permitted under this Agreement, (ix) collectively, upon their purchase of Series C Preferred Stock and their execution of this Agreement, the REIT

Investors and their transferees permitted under this Agreement, and (x) collectively, Founding Stockholders holding Registrable Securities representing not less than sixty-five percent (65%) of the then-outstanding Founding Stock (excluding any outstanding Reserved Employee Stock).

    1.9 "Investor Stock" shall mean (i) shares of Common Stock owned by any Investor or any transferee thereof; (ii) Common Stock issued or issuable upon the conversion or exercise of any stock (including, without limitation, the Senior Preferred Stock), warrants, options or other securities of the Company owned by any Investor, (iii) shares of Common Stock issued or issuable upon the conversion or exercise of the Senior Preferred Stock owned by any Founding Stockholder or any Permitted Transferee thereof, and (iv) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i), (ii) and (iii) above.

    1.10 "Liquidation" shall mean any liquidation, dissolution, or winding up of an entity, and shall also include a sale, lease, or other disposition of all or substantially all of the assets of such entity.

    1.11 "Management Holders" means R. Stanley Allen, Ward C. Bourdeaux, Jr., Mark A. Graves, Barry Boniface, George Cisler and such other persons as may be designated hereunder from time to time by the Board of Directors of the Company as Management Holders.

    1.12 "Permitted Transferee" shall mean (i) with respect to a Founding Stockholder who is an individual, a member of such Founding Stockholder's immediate family, a trust established for the benefit of the Founding Stockholder or members of such Founding Stockholder's immediate family, or a transferee of such Founding Stockholder by will or the laws of intestate succession, (ii) with respect to an Investor, any other person, entity or investment fund controlling, controlled by or under common control with the Investor and any partner of an Investor which is a partnership or any member of an Investor which is a limited liability company, in a transfer upon liquidation or partial liquidation or pro rata in-kind distribution, and (iii) the Company with respect to a redemption under Section 3 of the Certificate of Incorporation of the Company.

    1.13 "Public Sale" shall mean any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker dealer or market maker pursuant to the provisions of Rule 144 (other than the provisions of Rule 144(k)).

    1.14 "Qualified Holder" shall mean any Investor that holds 5% or more of the outstanding shares of Common Stock, determined on a Fully Diluted Basis.

    1.15 "Qualified Public Offering" shall mean a public offering of the Common Stock of the Company in which (i) the per share price to the public is at least $38.00 per share (as adjusted for stock splits, recapitalization, and the like),
(ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $50,000,000, and (iii) the Company uses a nationally recognized underwriter.

    1.16 "Registrable Securities" shall mean the Investor Stock and Founding Stock; provided, however, that Registrable Securities shall not include any shares of Investor

Stock or Founding Stock that have previously been registered and sold under the Securities Act or that have otherwise been sold to the public in an open-market transaction under Rule 144. For purposes of this Agreement, a person will be deemed to be a holder of Registrable Securities whenever such person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected).

    1.17 The terms "registers," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

    1.18 "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and the reasonable fees and expenses of one counsel for the selling holders of Registrable Securities, but excluding Selling Expenses.

    1.19 "REIT Investors" means, upon their purchase of shares of Series C Preferred Stock and their execution of this Agreement, Boston Properties, Inc., Cornerstone Properties Limited Partnership, and Shorenstein Company, L.P., or their respective affiliates.

    1.20 "Reserved Employee Stock" means up to 2,000,000 shares of Common Stock issued or issuable to employees, directors or consultants of the Company and its Subsidiaries as determined by the Company's Board of Directors with vesting and buy-back restrictions approved by the Board of Directors.

    1.21 "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

    1.22 "Securities Act" shall mean the Securities Act of 1933 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

    1.23 "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

    1.24 "Senior Preferred" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, and the Series C-1 Preferred Stock.

    1.25 "Series A Preferred Stock" shall mean the Company's Series A Preferred Stock, $.001 par value per share.

    1.26 "Series B Preferred Stock" shall mean the Company's Series B Preferred Stock, $.001 par value per share.

    1.27 "Series B-1 Preferred Stock" shall mean the Company's Series B-1 Preferred Stock, $.001 par value per share.

    1.28 "Series C Preferred Stock" shall mean the Company's Series C Preferred Stock, $.001 par value per share.

    1.29 "Series C-1 Preferred Stock" shall mean the Company's Series C-1 Preferred Stock, $.001 par value per share.

    1.30 "Subsidiary" means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or indirectly through Subsidiaries.

                                  ARTICLE II
                              REGISTRATION RIGHTS

     2.1  Demand Registrations.

          (a) Request for Registration. At any time or times after the effective date of the first registration statement filed by the Company under the Securities Act, each group of Initiating Holders (as described in clauses
(i) through (ix) of Section 1.8, except as otherwise provided herein, may require that the Company effect one registration under the Securities Act utilizing a registration on Form S-1 or any similar form (a "Long Form Registration") and as many times as requested by the Initiating Holders utilizing a Form S-3 or any similar form, if available (a "Short-Form Registration") (each a "Demand Registration"). In the case of Transwestern, its demand registration rights shall be limited to Short-Form Registrations. Upon receipt of written notice of such demand, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities specified in such demand, together with all Registrable Securities of any other holder of Registrable Securities joining in such demand as are specified in a written request received by the Company within twenty (20) days after delivery of the Company's notice.

          (b) Deferral of Demand Registration. The Company shall file a registration statement with respect to each Demand Registration requested pursuant to Section 2.1(a) as soon as practicable after receipt of the demand of the Initiating Holders but in any event within sixty (60) days (unless the demand of the Initiating Holders is received 60 days or less prior to the Company's fiscal year end or 30 days or less after the Company's fiscal year, in which case within 90 days of the Company's fiscal year end); provided, however, that if in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company in that such registration would interfere with a proposed primary registration of securities by the Company or any other material corporate transaction and the Board of Directors concludes, as a result, that it is advisable to defer the filing of such registration statement at such time (as evidenced by an appropriate resolution of the Board), then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental; provided, however, that (i) the Company may not defer the filing for a period of more than one hundred eighty (180) days after receipt of any demand of the Initiating Holders, (ii) the Company shall not exercise its right to defer a Demand Registration more than once, and (iii) if the Company undertakes a primary registration following an exercise of its deferral right, the holders of Registrable Securities shall have "piggyback" rights under Section 2.2 hereof with respect to not less than one-third (1/3) of the number of shares of Common Stock to be sold in such offering.

          (c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwriting, they shall so advise the Company as a part of their demand made pursuant to Section 2.1 and the Company shall include such information in its written notice to holders of Registrable Securities. The Initiating Holders shall have the right to select the managing underwriter(s) of recognized national reputation for an underwritten Demand Registration, subject to the approval of the Company's Board of Directors (which will not be unreasonably withheld or delayed). The right of any holder of the Registrable Securities to participate in an underwritten Demand Registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof, and the Company and such holders will enter into an underwriting agreement in customary form.

          (d) Priorities. The holders of Registrable Securities will have absolute priority over any other securities included in a Demand Registration. If other securities are included in any Demand Registration that is not an underwritten offering, all Registrable Securities included in such offering shall be sold prior to the sale of any of such other securities. If other securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the amount of securities to be included exceeds the amount of securities which can be sold in such offering without adversely affecting the marketability thereof, the Company will include in such registration all Registrable Securities requested to be included therein prior to the inclusion of any other securities. If the number of Registrable Securities requested to be included in such registration exceeds the amount of securities which in the opinion of such underwriter can be sold without adversely affecting the marketability of such offering, such Registrable Securities shall be included pro rata among the holders thereof based on the percentage of the outstanding Registrable Securities held by each such Stockholder, or as otherwise agreed among such Stockholders. Without the consent of the holders of a majority in interest of the Registrable Securities included in a registration, no securities other than Registrable Securities shall be covered by such registration if the inclusion of such other securities would result in a reduction of the number of Registrable Securities covered by such registration or included in any underwriting or if, in the opinion of the managing underwriter, the inclusion of such other securities would materially adversely impact the marketing of such offering.

          (e) Frequency; Duration. The Company shall not be required to effect a Demand Registration pursuant to this Section 2.1 (i) if it has previously effected a Demand Registration during the previous six (6) months or (ii) except with respect to a Short-Form Registration, after the fifth (5th) anniversary of the effective date of the Company's initial public offering. A Demand Registration shall not be deemed to have been effected for purposes of this Section 2.1(e) if the applicable registration statement has not been declared effective and kept effective until the earlier of one hundred eight (180) days or until the holders of Registrable Securities included therein have completed the distribution described in the registration statement relating thereto.

     2.2  Piggyback Registrations.

          (a) Request for Inclusion. If the Company shall determine to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) which permits the inclusion of Registrable Securities (a "Piggyback Registration"), the Company will promptly give each holder of Registrable Securities written notice thereof and, subject to Section 2.2(c), shall include in such registration all the Registrable Securities requested to be included therein pursuant to the written requests of holders of Registrable Securities received within twenty (20) days after delivery of the Company's notice.

          (b) Underwriting. If the Piggyback Registration relates to an underwritten public offering, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 2.2(a). In such event, the right of any holder of Registrable Securities to participate in such registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company and approved by the Investors holding at least 25% of the then-outstanding Registrable Securities (excluding any outstanding Reserved Employee Stock), which approval will not be unreasonably withheld or delayed.

          (c) Priorities. If such proposed Piggyback Registration is an underwritten offering and the managing underwriter for such offering advises the Company that the securities requested to be included therein exceeds the amount of securities that can be sold in such offering, except as provided in Section 2.1(b), any securities to be sold by the Company in such offering shall have priority over any Registrable Securities, and the number of shares to be included by a holder of Registrable Securities in such registration shall be reduced pro rata on the basis of the percentage of the outstanding Registrable Securities held by such Stockholder and all other holders exercising similar registration rights, or as otherwise agreed among such holders. Without the consent of the holders of a majority in interest of the Registrable Securities included in a registration, and except for securities to be sold by the Company, no securities other than Registrable Securities shall be covered by such registration if the inclusion of such other securities would result in a reduction of the number of Registrable Securities covered by such registration or included in any underwriting or if, in the opinion of the managing underwriter, the inclusion of such other securities would materially adversely impact the marketing of such offering.

     2.3  Expenses of Registration.

     All Registration Expenses incurred in connection with the Demand Registrations and Piggyback Registrations shall be borne by the Company. All Selling Expenses relating to Registrable Securities included in any Demand Registration or Piggyback Registration shall be borne by the holders of such securities pro rata on the basis of the number of shares sold by them.

     2.4  Registration Procedures.

     In the case of each registration effected by the Company pursuant to this
Article II, the Company will keep each holder of Registrable Securities advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will:

          (a) use its best efforts to cause such registration to be declared effective by the Commission and, in the case of a Demand Registration, keep such registration effective for a period of one hundred eighty (180) days or until the holders of Registrable Securities included therein have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (including post-effective amendments) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) use its best efforts to obtain appropriate qualifications of the securities covered by such registration under state securities or "blue sky" laws in such jurisdictions as may be requested by the holders of Registrable Securities to the extent such qualification is required; provided, however, that the Company shall not be required to file a general consent to service of process in any jurisdiction in which it is not otherwise subject to service in order to obtain any such qualification;

          (d) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a holder of Registrable Securities from time to time may reasonably request;

          (e) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such holder, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (f) cause all Registrable Securities covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;

          (g) provide a transfer agent and registrar for all Registrable Securities covered by such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable and in any event within sixteen (16) months after the effective date of the registration statement, an earning statement covering a period of at least twelve months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (i) in connection with any underwritten Demand Registration, the Company will enter into an underwriting agreement reasonably satisfactory to the Initiating Holders containing customary underwriting provisions, including indemnification and contribution provisions.

          (j) furnish, at the request of any holder requesting registration of Registrable Securities pursuant to this Agreement, to the extent practicable,
(i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities and
(ii) on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

     2.5  Indemnification.

          (a) The Company will indemnify each holder of Registrable Securities, each of such holder's officers, directors, partners, agents, employees and representatives, any underwriter for such holder, and each person controlling such holder or underwriter within the meaning of the Securities Act or Exchange Act, with respect to each registration, qualification or compliance effected pursuant to this Article II, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, Exchange Act or stock securities law or any rule or regulation under any of the foregoing applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such indemnified person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claims, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Securities and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

          (b) Each holder of Registrable Securities included in any registration effected pursuant to this Article II shall indemnify the Company, each of its directors, officers, agents, employees and representatives, each underwriter, and each person who controls the Company within the meaning of the Securities Act or Exchange Act, each other such holder of Registrable Securities and each of their officers, directors and partners, and each person controlling such holders or underwriters, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to the Company by such holder of Registrable Securities; provided, however, that (x) no holder of Registrable Securities shall be liable hereunder for any amounts in excess of the net proceeds received by such holder pursuant to such registration, and (y) the obligations of such holder of Registrable Securities hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent has not been unreasonably withheld).

          (c) Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 to the extent such failure is not materially prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) The obligations of the Company and holders under this Section 2.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

          (e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any Indemnified Party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any Indemnified Party.

          (f) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding anything to the contrary in this Section 2.5(f), no holder of Registrable Securities shall be required, pursuant to this Section 2.5(f), to contribute any amount in excess of the net proceeds received by such holder from the sale of securities in the offering to which such contribution obligation relates.

          (g) No Investor participating in an underwriting shall be required to make any representations, warranties or indemnities except (i) as they relate to such Investor's ownership of shares and authority to enter into the underwriting agreement, (ii) to such Investor's intended method of distribution, (iii) as may be specifically required by the provisions of the applicable registration form, and (iv) as may be required by such Investor having a relationship or affiliation with the Company other than as an Investor pursuant hereto.

     2.6  Other Obligations.

     With a view to making available the benefits of certain rules and regulations of the Commission which may facilitate the registration of Registrable Securities or permit the sale of Registrable Securities to the public without registration, the Company agrees to:

          (a) after its initial registration under the Securities Act, exercise best efforts to cause the Company to be eligible to utilize Form S-3 (or any similar form) for the registration of Registrable Securities;

          (b) at such time as any Registrable Securities are eligible for transfer under Rule 144(k), upon the request of the holder of such Registrable Securities, remove any restrictive legend from the certificates evidencing such securities at no cost to such holder;

          (c) make and keep available public information as defined in Rule 144 under the Securities Act at all times from and after ninety (90) days following its initial registration under the Securities Act;

          (d) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (e) furnish any holder of Registrable Securities upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission (including Rule 144A) allowing a holder of Registrable Securities to sell any such securities without registration.

     2.7  Certain Information.

     If any registration statement or comparable statement under the Securities Act refers to an Investor or any of its affiliates, by name or otherwise, as the holder of any securities of the Company, then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such holder shall have the right to require the deletion of such reference to itself and its affiliates upon five (5) business days' prior written notice to the Company.

     2.8  Termination of Registration Rights.

     The right of any holder of Registrable Securities to request inclusion of Registrable Securities in any registration pursuant to this Article II shall terminate when (i) all Registrable Securities beneficially owned by such holder of Registrable Securities may immediately be sold under Rule 144 (without giving effect to paragraph (k) of such rule), and (ii) the Company's Common Stock is listed on a national securities exchange or traded in the Nasdaq Stock Market;

provided, however, that the provisions of this Section 2.8 shall not apply to "piggy-back" registration rights of any holder of Registrable Securities representing more than one percent (1%) of the Company's then-outstanding Common Stock.

                                  ARTICLE III
                           RESTRICTIONS ON TRANSFER

     3.1  Transfer of Shares of Common Stock.

     No Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") any Common Stock except pursuant to the provisions of this
Article III or pursuant to a Public Sale. Each Stockholder that owns Investor Stock agrees not to consummate any Transfer (other than a Public Sale) until 30 days after the later of the delivery to the other Stockholders of such Stockholder's Offer Notice, unless the parties with rights under this Article III waive such rights prior to the expiration of such 30-day period (the "Election Period").

     3.2  Rights of First Refusal - Founding Stock.

     If at any time a Founding Stockholder (the "Selling Founding Stockholder") receives a bona fide offer from any person (a "Third Party") to purchase shares of Founding Stock held by the Selling Founding Stockholder (a "Third-Party Offer") which the Selling Founding Stockholder wishes to accept, the Selling Founding Stockholder shall cause such Third-Party Offer to be reduced to writing and shall notify the Company and the other Stockholders (collectively, the "NonSelling Stockholders") of the Selling Founding Stockholder's desire to accept the Third-Party Offer. The Selling Founding Stockholder's notice (the "Sale Notice") shall contain an irrevocable offer to sell such Common Stock to the Company and/or the NonSelling Stockholders at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third-Party Offer and shall be accompanied by a true copy of the Third-Party Offer (which shall identify the offeror). At any time within 10 business days after the date of receipt by the Company of the Sale Notice, the Company shall have the right (subject to the Certificate of Incorporation of the Company) to purchase the Common Stock covered by the Third-Party Offer at the same price and on the same terms and conditions as the Third-Party Offer; provided, however, the Company may pay cash to the Selling Founding Stockholder equal in amount to the fair market value of any non-cash consideration offered by the Third Party in the Third-Party Offer. If at the end of such 10-business day period the Company has not elected to purchase all Common Stock covered by such Third-Party Notice, the Selling Founding Stockholder shall provide the Sale Notice to the NonSelling Stockholders along with a statement as to the number of shares to be purchased by the Company (if any). Within 10 business days after receipt by the NonSelling Stockholders of such Sale Notice, each NonSelling Stockholder, by providing notice to the Founding Stockholder, shall have the right to purchase that portion of the shares equal to the NonSelling Stockholder's Pro Rata Number of Shares (as defined below) at the same price and on the same terms and conditions as the Third-Party Offer; provided, however, the Non-Selling Stockholder may pay cash to the Selling Founding Stockholder equal in amount to the fair market value of any non-cash consideration offered by the Third Party in the Third-Party offer. In the event any NonSelling Stockholder does not exercise its right to purchase its respective Pro Rata Number of Shares, the other NonSelling Stockholders shall have the right to purchase such shares, and the purchase of such shares shall be allocated among the participating NonSelling Stockholders pro rata in proportion to the aggregate amount of Investor Stock and Founding Stock held by such NonSelling Stockholders, or in such other proportions as the participating NonSelling Stockholders may agree upon. To the extent the Company and the NonSelling Stockholders have not notified the Selling Founding Stockholder in writing of a desire to purchase all of the Common Stock as set forth herein, the Selling Founding Stockholder may within 60 days thereafter sell all of the Founding Stock covered by the Third-Party Offer to the Third Party on the terms set forth in the original Third-Party Offer; provided, however, that if the Selling Founding Stockholder has been notified in writing by any Investor that the sale of such stock is reasonably deemed to be part of a "Related Transaction," as defined below, the Selling Founding Stockholder may only sell the Founding Stock covered by such Third-Party Offer which the Company and the NonSelling Stockholders have not offered to purchase. Any Founding Stock covered by the Third Party Offer that is not so transferred during such 60-day period shall again be subject to this Section 3.2. The Company may assign its rights to purchase Founding Stock pursuant to this Section 3.2 to one or more third parties subject only to compliance with applicable securities laws, provided that the Company shall offer to assign such rights to the NonSelling Stockholders pro rata prior to offering such rights to other persons. For purposes of this Section 3.2 (i) such NonSelling Stockholder's Pro Rata Number of Shares shall be equal to that number of shares of Common Stock derived by multiplying the total number of shares to be purchased by the Third Party as set forth in the Sale Notice (less the number of shares purchased by the Company) by a fraction, the numerator of which is the total number of shares of Investor Stock and Founding Stock beneficially owned by such NonSelling Stockholder, as the case may be, and the denominator of which is the total number of shares of Investor Stock and Founding Stock beneficially owned by all NonSelling Stockholders and (ii) Related Transaction shall mean a joint transaction involving the sale of Founding Stock held by two or more Founding Stockholders.

     3.3  Right of First Offer - Investor Stock.

     At least 30 days prior to making any Transfer of any shares of Investor Stock, including, but not limited to Senior Preferred Stock, (other than a Public Sale), the Investor or Founding Stockholder intending to consummate such Transfer (the "Offeror") shall deliver a written notice (the "Offer Notice") to the other Stockholders (the "Offerees"). The Offer Notice shall disclose in reasonable detail the proposed number and class of shares of Investor Stock to be transferred and the proposed terms and conditions of the Transfer. The Offerees may elect to purchase all (or a portion) of their Pro Rata Share (as defined below) of the shares of Investor Stock specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Offeror as soon as practical but in any event within 20 days after the delivery of the Offer Notice. Any shares of Investor Stock not elected to be purchased by the end of such 20-day period shall be reoffered for the 10-day period prior to the expiration of the Election Period by the Offeror on a pro rata basis to the Offerees who have elected to purchase their Pro Rata Share. If any Offeree has elected to purchase shares of Investor Stock from the Offeror, the transfer of such shares shall be consummated as soon as practicable after the delivery of the election notices, but in any event within 15 days after the expiration of the Election Period. To the extent that the Offerees have not elected to purchase all of the shares of Investor Stock being offered, the Offeror may, within 90 days after the expiration of the Election Period and subject to the provisions of Section 3.4 below, transfer such shares of Investor Stock to one or more third parties at a price no less than the price per share specified in the Offer Notice and on terms no more favorable to the transferees than offered to the Investors in the Offer Notice. The purchase price specified in the Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time as agreed on by the parties. For purposes of this Section 3.3, each Offeree's "Pro Rata Share" shall be based upon such Offeree's proportionate ownership of all outstanding shares of Investor Stock and Founding Stock held by the Offerees.

     3.4  Participation Rights.

          (a) If the Offerees have not elected to purchase all of the Investor Stock specified in the Offer Notice pursuant to Section 3.3 above, each Offeree may elect to participate in the contemplated transfer by delivering written notice to the Offeror 15 business days after receipt by the Offeree of the Offer Notice. If any Offeree has elected to participate in such sale, the Offeror and the electing Offerees will be entitled to sell in the contemplated sale, at the same price and on the same terms, a number of the same class or classes of shares as are to be sold by the Offeror equal to the product of (i) the quotient determined by dividing the percentage of the Company's Common Stock (on a Fully Diluted Basis) held by such person, by the aggregate percentage of the Company's Common Stock (on a Fully Diluted Basis) owned by the Offeror and all electing Offerees and (ii) the number of shares of Common Stock to be sold in the contemplated sale (on a Fully Diluted Basis).

     For example, if the Offer Notice contemplated a sale of 100 shares of Common Stock, and if the Offeror was at such time the owner of 30% of the Company's Common Stock (on a Fully Diluted Basis) and if one Offeree elected to participate and that Offeree owned 20% of the Company's Common Stock (on a Fully Diluted Basis), the Offeror would be entitled to sell 60 shares ([30% / 50%] x 100 shares) and the electing Offeree would be entitled to sell 40 shares ([20% / 50%] x 100 shares).

          (b) The Offeror will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Offerees in the contemplated transfer and will not transfer any Investor Stock to the prospective transferee(s) if such transferee(s) refuses to allow the participation of the Offerees.

          (c) Notwithstanding anything to the contrary contained herein, an Offeree shall only have the right to sell the same class of shares as are to be sold by the Offeror (as specified in the Offer Notice).

     3.5  Exempt Transactions.

     The restrictions set forth in this Article III shall not apply to transfers of Founding Stock or Investor Stock to a Permitted Transferee; provided, however, that such Permitted Transferee shall agree in writing to be bound by such restrictions in connection with subsequent transfers. In addition, the restrictions set forth in Sections 3.2, 3.3 and 3.4 shall not apply to Transfers in connection with the Liquidation of the assets of the Offeror or to Transfers by Management Holders after being terminated by the Company without Cause.

     3.6  Management Holder Put Rights.

          (a) Notwithstanding any provision to the contrary contained in this Agreement, in the event of the death or Disability of a Management Holder, the Management Holder, and the Permitted Transferees of such Management Holder (collectively, the "Selling Shareholders"), shall have the right to sell to the Company (subject to the provisions of the Certificate of Incorporation of the Company) any or all of the Reserved Employee Stock owned by such Selling Shareholders (the "Put Shares"). Each Selling Shareholder desiring to sell his or her Put Shares must, within 90 days of the date of the determination of the Management Holder's Disability or, in the event of the death of a Management Holder, within 90 days following the qualification of the executor or personal representative of the estate of the deceased Management Holder, notify the Company in writing of the number of Put Shares that each Selling Shareholder desires to sell to the Company. Within 60 days of receiving any such notice from any Selling Shareholder, the Company shall notify the Selling Shareholder of its initial determination of the Fair Market Value per share of the Put Shares, and shall, within 60 days thereafter (or within 60 days of the final determination of the Fair Market Value per share pursuant to the appraisal procedures described in Section 3.6(c) below), pay to the Selling Shareholder cash (or other immediately available funds) equal to the Fair Market Value per share for each Put Share owned and transferred to the Company by the Selling Shareholder. At closing, each Selling Shareholder shall deliver to the Company his or her Put Shares, duly endorsed for transfer in blank, free and clear of any liens or encumbrances.

          (b) As used in this Section 3.6, the term "Disability" means the earlier of (i) the disability or incapacity of the Management Holder causing the Management Holder to be unable to work in the same or similar capacity for a period of 365 consecutive days and (ii) the date upon which the Management Holder is deemed disabled under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

          (c) As used in this Section 3.6, the term "Fair Market Value" means the Company's fair market value per share of the Company, without discount for a minority interest or lack of marketability, but taking into account the relative rights and preferences of the various classes of stock of the Company outstanding as of the date of determination. The Company's Board of Directors shall make an initial determination of the Fair Market Value per share reasonably and in good faith as of the date of the Management Holder's death or Disability. If a Selling Shareholder does not agree with the Fair Market Value per share as determined by the Board of Directors, the Selling Shareholder must, within 15 days of receiving the Board of Directors' initial determination of the Fair Market Value per share, request the Company in writing to engage a qualified, independent appraiser (the "Appraiser") experienced in appraising companies similar to the Company, to determine the Fair Market Value per share. The Company shall make available all information reasonably necessary to allow the Appraiser to perform the appraisal and shall instruct the Appraiser to use commercially reasonable efforts to complete the appraisal within thirty (30) days and to provide the Company and the Selling Shareholder(s) instituting the appraisal procedures a written determination of the Fair Market Value per share. The Fair Market Value per share determined by the Appraiser will, absent fraud, be final and binding upon all parties to the particular transaction, free of challenge or review in any court. All costs associated with such an appraisal will be borne equally by the Company and the Selling Shareholder, unless the Fair Market Value per share determined by the Appraiser is 15% or more greater than or 15% or more less than the Fair Market Value per share determined by the Board of Directors, in which case the losing party, as determined by the Appraiser, shall bear the entire expense of the appraisal.

     3.7  Distribution of Proceeds in Connection with Liquidation Event

          (a) The Stockholders covenant that if (i) the authorized holders under the Company's Certificate of Designation declare a Deemed Liquidation Event to be a Liquidation Event and (ii) the aggregate proceeds distributable or payable to the Stockholders holding Senior Preferred in connection with such Liquidation Event are less than combined Series C and C-1 Liquidation Preference, Series B and B-1 Liquidation Preference and Series A Liquidation Preference, then the Stockholders shall share in such proceeds ratably in compliance with the principles set forth in Section 3 of the Certificate of Designation for the Senior Preferred.

          (b) Capitalized terms used in this Section 3.7 and not otherwise defined in this Agreement shall have the meanings set forth in the Company's Certificate of Incorporation, as amended from time to time.

                                  ARTICLE IV
                             SUBSEQUENT OFFERINGS

     4.1  Right of First Refusal.

     Except for issuances (i) of Reserved Employee Stock or shares of Common Stock issued upon conversion of Senior Preferred, (ii) to Sellers in connection with the acquisition of all or substantially all of the stock or assets of an Entity that is not an Affiliate of the Company, or pursuant to or in connection with customer licensing arrangements approved by the Board of Directors, (iii) pursuant to a public offering registered under the Securities Act, or (iv) in connection with any stock split, stock dividend or recapitalization, (a) Centennial, Centennial V, and their respective transferees, as a group, shall have a right of first refusal to purchase up to their Pro Rata Share of all Equity Securities, (b) Alta, Alta-Comm, and their respective transferees, as a group, shall have a right of first refusal to purchase up to their Pro Rata Share of all Equity Securities, (c) Building Communications and its respective transferees, as a group, shall have a right of first refusal to purchase up to their Pro Rata Share of all Equity Securities, (d) Tenant Communications and its respective transferees, as a group, shall have a right of first refusal to purchase up to their Pro Rata Share of all Equity Securities, (e) the New Investors, and their respective transferees, as a group (and on a pro rata basis within such group), shall have a right of first refusal to purchase up to their Pro Rata Share of all Equity Securities, (f) upon their purchase of shares of Series C Preferred Stock, the REIT Investors, as a group (and on a pro rata basis within such group) shall have a right of first refusal to purchase up to their Pro Rata Share of all Equity Securities, and (g) the Founding Stockholders and any of their Permitted Transferees, as a group (and on a pro rata basis within such group), shall have a right of first refusal to purchase up to their Pro Rata Share of all Equity Securities.

     For purposes of this Section 4.1, (i) "Equity Securities" means any unissued stock of any class or any additional shares of any class which is offered for sale or to be issued by reason of any increase of the authorized capital stock of the Company of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of any class or containing any such features or issued in connection with any equity securities, whether said unissued stock shall be issued for cash, property, or any other lawful consideration, and (ii) "Pro Rata Share" shall be based upon a Stockholder's proportionate ownership of all outstanding shares of Investor Stock and Founding Stock, excluding for purposes of such calculation any shares issued or issuable upon the exercise of any warrants if the offering of Equity Securities under this Section 4.1 is at a price per share equal to or in excess of the initial Series C-1 Conversion Price (as adjusted for splits, subdivsions, etc.) in the Company's Certificate of Incorporation.

     In the event any Stockholder does not exercise its right to purchase or subscribe for the respective number of shares to which it has a right of first refusal as set forth above, the other Stockholders shall have the right to purchase such shares, and the purchase of such shares shall be allocated among the participating Stockholders pro rata in proportion to the aggregate amount of Investor Stock and Founding Stock held by such Stockholders, or in such other proportions as the participating Stockholders may agree upon.

     4.2  Notice of Election.

     If the Company proposes to issue any Equity Securities (other than the permitted issuances described in Sections 4.1 (i) - (iv), it shall give each Stockholder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Stockholder shall have fifteen (15) business days from the giving of such notice to agree to purchase its shares of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Stockholder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     4.3  Participation.

     If not all of the Stockholders elect to purchase their share of the Equity Securities, then the Company shall promptly notify in writing the Stockholders who do so elect and shall offer such Stockholders the right to acquire such unsubscribed shares. The Stockholders shall have five (5) business days after receipt of such notice to notify the Company of their election to purchase all or a portion thereof of the unsubscribed shares. If the Stockholders fail to exercise in full their respective rights of first refusal, the Company shall have ninety (90) days thereafter to sell the equity Securities in respect of which the Stockholder's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Stockholders pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Stockholders in the manner provided in this Article IV.

                                   ARTICLE V
                           COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees, so long as any Registrable Securities are outstanding, as follows:

     5.1  Basic Financial Information.

     The Company will furnish the following reports to each holder of Registrable Securities:

          (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flow of the Company and its Subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants selected by the Company in accordance with the provisions of Section 5.7.

          (b) As soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flow of the Company and its Subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the Chief Financial Officer of the Company (or the Chief Executive Officer or President if no Chief Financial Officer is in place), except that such statements need not contain the notes required by generally accepted accounting principles for year-end financial statements.

          (c) As soon as practicable after the end of each monthly accounting period and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such month and consolidated statements of income and of cash flow of the Company and its Subsidiaries, if any, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the Chief Financial Officer of the Company (or the Chief Executive Officer or President if no Chief Financial Officer is in place), except that such statements need not contain the notes required by generally accepted accounting principles for year-end financial statements.

     5.2  Additional Information Rights.

          (a) The Company will permit each Qualified Holder and/or its representatives to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

          (b)  The Company will deliver the reports described below in this
Section 5.2(b) to each Qualified Holder:

               (i) Annually (but in any event at least thirty (30) days prior to the commencement of each fiscal year of the Company) the financial plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which financial plan shall include an operating budget for such fiscal year and an updated five-year strategic plan for the Company.

               (ii) Concurrently with delivery thereof, copies of all reports and other written material submitted to the Board of Directors.

               (iii) Concurrently with delivery thereof, copies of any reports or communications delivered to the financial community, including all press releases.

          (c) The Company will provide each Qualified Holder with such other information relating to the Company as such Qualified Holder may reasonably request.

          (d) Each Qualified Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 5.2 except (a) no Qualified Holder shall be prohibited from using any such information for the purpose of generating and delivering portfolio valuation information to its investors, and (b) as may be required by applicable law, rules or regulations. The following information shall not be considered "confidential information" for purposes of this Section 5.2: (a) information which was lawfully known to a Qualified Holder prior to its receipt by the Company, (b) information which was publicly available at the time of disclosure or later becomes publicly available through no action of a Qualified Holder in violation of this Section 5.2(d), or (c) information disclosed to a Qualified Holder by a third party having no obligation of confidentiality with respect to such information.

     5.3  Prompt Payment of Taxes, Etc.

     The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company will promptly pay or cause to be paid when due, in conformance with customary trade terms, all other obligations incident to the operations of the Company.

     5.4  Maintenance of Properties and Leases.

     The Company will keep its properties and those of its Subsidiaries, if any, in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its Subsidiaries, if any, will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operations of the Company.

     5.5  Insurance.

     The Company will keep its assets and those of its Subsidiaries, if any, which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

     5.6  Accounts and Records.

     The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

     5.7  Independent Accountants.

     The Company will retain a "Big Five" national accounting firm as its independent public accountants who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected are terminated, the Company will promptly thereafter notify the holders of Investor Stock and will request the firm of independent public accountants whose services are terminated to deliver to the Investors a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another "Big Five" national accounting firm as its independent public accountants. In its notice to the holders of Investor Stock the Company shall state whether the change of accounts was recommended or approved by the Board of Directors of the Company or any committee thereof.

     5.8  Compliance with Laws.

     The Company and all its Subsidiaries shall duly observe and conform in all material respects to all applicable laws and valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

     5.9  Maintenance of Corporate Existence, Etc.

     The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of their business.

     5.10 Limitation of Liability.

     The Company will use its reasonable efforts to limit the liability, to the fullest extent permissible under the laws of the State of Delaware, of any person representing a Purchaser as a director of the Company, in his or her capacity as such.

                                  ARTICLE VI
                             CORPORATE GOVERNANCE

     6.1  Board of Directors.

          (a) Each Stockholder agrees to vote all securities of the Company over which such Stockholder has voting control and to take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

               (i) the Company shall have a Board of Directors comprised of no more than nine (9) members;

               (ii)  the following persons shall be elected to the Board of
                     Directors:

                     (A) two (2) management representatives designated by the holders of a majority of the outstanding Founding Stock (the "Management Directors");

                     (B) five (5) representatives designated by the Investors, one (1) of whom shall be designated by Centennial, one
                          (1) of whom shall be designated by Alta, one (1) of whom shall be designated by Tenant Communications, one
                          (1) of whom shall be designated by Nassau, and one (1) of whom shall be designated by Grammercy (collectively the "Investor Directors"). In the event, however, that any such Investor (together with its affiliates) holds less than 2.5% of the Common Stock of the Company (on a Fully Diluted Basis) such Investor shall not have the right to designate a representative, and the Investors holding a majority of the outstanding Investor Stock shall appoint the disqualified Investor's representative.

                     (C) upon their purchase of Series C Preferred Stock and execution of this Agreement, one (1) representative designated by the REIT Investors, voting together as a group based on their respective ownership interests, calculated on a Fully Diluted Basis; and

                       (D)  one (1) outside representative designated jointly by
                            (i) the Investors described in Section
                            6.1(a)(ii)(B), voting together as a class based on their respective ownership interests, calculated on a Fully Diluted Basis, and (ii) the Management Holders, voting together as a class based on their respective ownership interests, calculated on a Fully Diluted Basis.

               (iii) in the event that any director for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a majority vote of the Stockholders entitled to elect such director as provided in this Section 6.1; and

               (iv) if the Stockholders fail to designate a representative to fill a directorship pursuant to the terms of this Section 6.1, the election of such director shall be accomplished in accordance with the Company's certificate of incorporation and bylaws and applicable law.

          (b) To the extent that any provision of the Company's certificate of incorporation or bylaws is inconsistent with the provisions of this Agreement, the Stockholders agree to take all actions necessary to effect such amendments to the certificate of incorporation or bylaws as may be necessary and appropriate to give full effect to the provisions of this Agreement.

     6.2  Meetings of the Board.

     The Board of Directors will meet at least four times each calendar year in accordance with an agreed-upon schedule. If practicable, one such meeting will be held at the same time and place that a national trade conference, if any, is held for the Company's industry. Each Qualified Holder shall have the right to designate a representative to be present at all meetings of the Board of Directors. Subject to the availability of ISDN, the Company shall maintain video teleconferencing which is compatible with Centennial's video teleconferencing system to facilitate board, committee and other meetings with the Investors.

     6.3  Committees.

     The Board of Directors will establish audit, nominating and compensation committees and shall delegate to such committees those duties and powers as are customarily performed by committees of such type. The audit committee and the compensation committee shall not include any of the Management Directors. One
(1) of the Investor Directors shall be a member of the nominating committee.

     6.4  Reimbursement of Expenses.

     The reasonable travel expenses of each Investor Director (or observer as provided in Section 6.5) incurred in attending or observing Board or committee meetings shall be reimbursed by the Company.

     6.5  Observation Rights.

     The Company shall give to any Investor identified in Section 6.1(a)(ii) who ceases to have a representative on the Board of Directors (the "Observer Holders") notice of each meeting of the Board of Directors of the Company and of each committee thereof at the same time and in the same manner as notice is given to the directors of the Company. One (1) designee of each Observer Holder shall be entitled to attend in person, as an observer, all meetings held in person and to listen to telephone meetings of the Board of Directors of the Company and of each committee thereof solely for the purpose of allowing such Observer Holder to have current information with respect to the affairs of the Company. The Company shall provide to the Observer Holders in connection with each meeting copies of all notices, minutes, consents, and all other materials or information that it provides to the directors of the Company with respect to such meeting, at the same time such materials and information are given to the directors of the Company (except that materials and information provided to directors of the Company at meetings at which a designee of such Observer Holder is not present shall be provided to such party promptly after the meeting). If the Board of Directors of the Company or any committee thereof proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Observer Holder concurrently with the delivery of pertinent information to the directors, describing in reasonable detail the nature and substance of such action.

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1  Governing Law.

     This Agreement shall be governed in all respects by the laws of the State of Georgia as such laws are applied to agreements between Georgia residents entered into and performed entirely in Georgia, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

     7.2  Successors and Assigns.

     Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.3  Entire Agreement: Amendment and Waiver.

     This Agreement and the Series C and Series C-1 Purchase Agreement supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. In particular, the execution of this Agreement shall terminate all prior stockholders agreements and registration rights agreements, or any similar agreement to the foregoing, among any Investor and the Company. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the holders of at least seventy-seven percent (77%) of the outstanding Investor Stock (excluding for such purpose the holders of Series B-1 Preferred Stock and the Series C-1 Preferred Stock) and any such amendment, waiver, discharge or termination shall be binding on all the Stockholders; provided that any such amendment or modification which adversely affects the rights under this Agreement of one or more Stockholders in a manner different from any other Stockholder shall require the consent of each Stockholder adversely affected by such amendment or modification.

     7.4  Notices, Etc.

     All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at Fifteen Piedmont Center, Suite 710, Atlanta, Georgia 30305, Attention: R. Stanley Allen, with a courtesy copy to Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, NE, 16th Floor, Atlanta, Georgia 30303, Attention: William
M. Ragland, Jr., and James K. Wagner, Jr., and to a Stockholder at the address reflected in the Company's stock ledger or at such other address as such Stockholder shall have furnished to the Company in writing.

     7.5  Delays or Omissions.

     No delay or omission to exercise any right, power or remedy accruing to any Stockholder under this Agreement shall impair any such right, power or remedy of such Stockholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Stockholder of any breach or default under this Agreement or any waiver on the part of any Stockholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Stockholder, shall be cumulative and not alternative.

     7.6  Severability.

     Unless otherwise expressly provided herein, a Stockholder's rights hereunder are several rights, not rights jointly held with any of the other Stockholders. In case any provision of the

Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.7  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.8  Termination.

     The provisions of Article III, Article IV, Article V and Article VI shall terminate upon consummation of a Qualified Public Offering.

     7.9  Specific Enforcement.

     Any holder of Investor Stock shall be entitled to specific enforcement of its rights under this Agreement. The parties acknowledge that money damages would be an inadequate remedy for a breach of this Agreement and consent to an action for specific performance or other injunctive relief in the event of any such breach without the posting of any bond or providing any additional security.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Third Amended and Restated Stockholders Agreement effective as of the day and year first above written.

                         Company

                         CYPRESS COMMUNICATIONS, INC.

                         By:  /s/ R. Stanley Allen
                            ----------------------------------------------
                         Title: Chief Executive Officer
                               -------------------------------------------


                         INVESTORS:


                         CENTENNIAL FUND V, L.P.

                         By:  Centennial Holdings V, L.P., General Partner

                         By:/s/ Jeffrey H. Schutz
                            ----------------------------------------------
                                 General Partner


                         CENTENNIAL ENTREPRENEURS FUND V, L.P.

                         By: Centennial Holdings V, L.P., General Partner

                         By: /s/ Jeffrey H. Schutz
                            ----------------------------------------------
                                 General Partner


                      [signatures continued on next page]

                   [signatures continued from previous page]


                         ALTA COMMUNICATIONS VI, L.P.

                         By:  Alta Communications VI Management Partners, L.P.

                         By: /s/ Eileen McCarthy
                            --------------------------------------------------
                                 General Partner


                         ALTA-COMM S BY S, LLC

                         By: /s/ Eileen McCarthy
                            --------------------------------------------------
                                 Member


                         BUILDING COMMUNICATIONS, LLC

                         By:    /s/ John Halsted
                               -----------------------------------------------
                         Name:      John Halsted
                               -----------------------------------------------
                         Its:       SVP
                               -----------------------------------------------


                         TENANT COMMUNICATIONS, INC.

                         By:    /s/ John Halsted
                               -----------------------------------------------
                         Name:      John Halsted
                               -----------------------------------------------
                         Its:       SVP
                               -----------------------------------------------




                         INVESTOR COMMUNICATIONS, LLC,

                         By: Building Communications LLC, its Manager

                         By:    /s/ John Halsted
                               -----------------------------------------------
                         Name:      John Halsted
                               -----------------------------------------------
                         Its:       SVP
                               -----------------------------------------------

                         [signatures continued on next page]

                   [signatures continued from previous page]


                         NAS PARTNERS L.L.C.


                         By:    /s/ John G. Quigley
                             -------------------------------------------------
                         Name:  John G. Quigley
                               -----------------------------------------------
                         Title: Member
                               -----------------------------------------------


                         NASSAU CAPITAL PARTNERS III, L.P.


                         By:    /s/ John G. Quigley
                             -------------------------------------------------
                         Name:  John G. Quigley
                               -----------------------------------------------
                         Title: Member
                               -----------------------------------------------

                         TRANSWESTERN COMMERCIAL SERVICES, L.L.C.


                         By:    /s/ Transwestern Commercial Services, L.L.C.
                             -------------------------------------------------
                         Name:
                               -----------------------------------------------
                         Title:
                               _______________________________________________

                         GRAMERCY CYPRESS LLC


                         By:    /s/ Laurence S. Grafstein
                             -------------------------------------------------
                         Name:  Laurence S. Grafstein
                               -----------------------------------------------
                         Title: Managing Director
                               -----------------------------------------------



                         LATONA CYCOM INVESTMENT L.L.C.


                         By:    /s/ Todd M. DuChene
                             -------------------------------------------------
                         Name:  Todd M. DuChene
                               -----------------------------------------------
                         Title: Manager
                               -----------------------------------------------

                   [signatures continued from previous page]

                         AEW PARTNERS III, L.P.

                         By: AEW Partners III, L.L.C., its General Partner

                         By: AEW Partners III, Inc., its managing member

                         By:    /s/ Marc Davidson
                               -----------------------------------------------
                         Name:  Marc Davidson
                               -----------------------------------------------
                         Title: Vice President
                               -----------------------------------------------


                         AEW CAPITAL MANAGEMENT, L.P.

                         By:    AEW Capital Management, Inc., Its General
                                Partner


                         By:    /s/ Marc Davidson
                               -----------------------------------------------
                         Name:  Marc Davidson
                               -----------------------------------------------
                         Title: Director
                               -----------------------------------------------

                   [signatures continued from previous page]



                         FOUNDING STOCKHOLDERS:

                              /s/ R. Stanley Allen
                         -----------------------------------
                         R. Stanley Allen

                              /s/ Ward C. Bourdeaux, Jr.
                         -----------------------------------
                         Ward C. Bourdeaux, Jr.

                              /s/ Michael Moh
                         -----------------------------------
                         Michael Moh


                         ITC Service Company

                         By: /s/ Dabsey Gray
                             -------------------------------
                         Name: Dabsey Gray
                               -----------------------------
                         Its: VP-Controller
                              ------------------------------


                         /s/ Andrew Purinton
                         -----------------------------------
                         Andrew Purinton


                         /s/ Mark H. Dunaway
                         -----------------------------------
                         Mark H. Dunaway


                         /s/ John L. Thompson
                         -----------------------------------
                         John L. Thompson


                         /s/ Mark A. Graves
                         -----------------------------------
                         Mark A. Graves


                         /s/ George Cisler
                         -----------------------------------
                         George Cisler


                         /s/ Barry L. Boniface
                         -----------------------------------
                         Barry Boniface